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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                November 4, 1997
                Date of Report (Date of earliest event reported)


                       FIRST VIRTUAL HOLDINGS INCORPORATED
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             (Exact name of registrant as specified in its charter)



          Delaware                     000-21751                33-0612860
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(State or other jurisdiction          (Commission            (I.R.S. Employer
     of incorporation)                File Number)          Identification No.)


                         11975 El Camino Real, Suite 300
                        San Diego, California 92130-2543
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                    (Address of principal executive offices)


                                 (619) 793-2700
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              (Registrant's telephone number, including area code)


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Item 5. Other Events

         On November 4, 1997, First Virtual Holdings Incorporated (the "Company") received and accepted the resignation of directors Tawfiq N. Khoury and Bob S. Epstein. On that same date, the remaining Board of Directors of the Company appointed James A. Taylor, Ph.D. to the Board of Directors by action of Unanimous Written Consent.

         James A. Taylor, Ph.D. senior vice president, heads the enterprise communications and brand development at Gateway 2000, Inc. His group oversees corporate public relations, investor relations, strategic forecasting, brand management and market research.

         On November 14, the remaining Board of Directors of the Company appointed Stephen Marcus to the Board of Directors by action of Unanimous Written Consent.

         Stephen C. Marcus, is a 40-year veteran of the printing and direct marketing industries. Marcus founded Mars Graphic Services Inc. in 1973, growing it into a leading commercial printing company with direct mail and telemarketing divisions. The company went public in 1986, and subsequently completed a reverse acquisition of DiMark Inc., a major direct marketing firm. DiMark was acquired by Harte Hanks Communications in 1995. Marcus currently serves on the board of Harte Hanks and Rodale Press. Prior to founding Mars, he was a senior executive with Mid-City Press and Lies-Marcus Company.

         On November 24, 1997 First Virtual Holdings Incorporated (the "Company") received and accepted the resignation of director Jon Rubin.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FIRST VIRTUAL HOLDINGS INCORPORATED


Dated:  December 4, 1997            By: /s/ JOHN M. STACHOWIAK
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                                        John M. Stachowiak
                                        Vice President, Finance & Administration
                                        and Chief Financial Officer



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